Exhibit 5.1

MPJS Group Limited Unit 14, Floor 9, Nan Fung Commercial Centre 19 Lam Lok Street, Kowloon Bay Kwun Tong District Kowloon Hong Kong Attention The Board of Directors	Email ccheng@applebyglobal.com cwu@applebyglobal.com

Direct Dial +852 2905 5719 +852 2905 5768

Tel +852 2523 8123 Fax +852 2524 5548

Appleby Ref 464933.0001

30 April 2025

MPJS Group Limited (Company)

Suites 3505-06	INTRODUCTION
35/F, Two Taikoo Place
979 King’s Road Quarry Bay Hong Kong Tel +852 2523 8123 applebyglobal.com	We act as British Virgin Islands legal adviser to the Company, and this legal opinion as to British Virgin Islands law is addressed to you in connection with the Company’s filing of a registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) with the U.S. Securities and Exchange Commission (the Commission) relating to:

Managing Partner David Bulley	(a) the initial public offering (the Offering) of 1,500,000 ordinary shares (the Offer Shares) of a par value of US$0.00001 each of the Company (the Shares);

Partners Fiona Chan Vincent Chan Chris Cheng	(b) an option for a period of 45 days granted to the representative of the underwriters of the Offering after the closing of the Offering to purchase up to an additional 225,000 Shares (15% of the number of Shares sold in Offering) (the Over-allotment Shares) to cover over-allotments (the Over-allotment Option); and
Richard Grasby
Judy Lee John McCarroll SC Lily Miao	(c) the resale (the Resale) of up to 1,300,000 Shares (the Resale Shares) by an existing shareholder of the Company as stated in the Registration Statement (the Selling Shareholder) which are presently issued and outstanding.
Lorinda Peasland
Eliot Simpson	The Offer Shares issued under the Registration Statement and the Over-allotment Shares are referred to herein collectively as the Offering Shares.

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 1 of Schedule 1 (Documents). We have not examined any other documents, even if they are referred to in the Documents.

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In giving this opinion we have relied upon and assume the accuracy and completeness of the Certificate of Incumbency and the Registers (each as defined in Part 1 of Schedule 1), the contents of which we have not verified.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 2 of Schedule 1.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of the British Virgin Islands at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters.

This opinion is given solely for the benefit of the addressee(s) in connection with the matters referred to herein and, except with our prior written consent it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.	Incorporation and Status: The Company is a company incorporated under the BVI Business Companies Act (as amended) (BCA) with limited liability and validly existing under the laws of the British Virgin Islands and is a separate legal entity. The Company is in good standing with the Registrar of Corporate Affairs of the British Virgin Islands (BVI Registrar).

2.	Authorisation: The Company has taken all necessary corporate action to authorise the issuance of the Offering Shares and the Resale of the Resale shares under the Registration Statement.

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3.	Authorised Shares: Base solely on our review of the Certificate of Incumbency, as of 20 March 2025, the Company is authorised to issue a maximum of 5,000,000,000 ordinary shares of a single class with a par value of US$0.00001 each.

4.	Issue of Shares: The Offering Shares to be allotted and issued by the Company have been duly authorised, and when fully paid, allotted and issued by the Company in the manner set out in the Registration Statement and in accordance with the Resolutions, will be validly issued, fully paid and non-assessable. The Resale Shares being proposed for the Resale by the Selling Shareholder have been validly issued, fully paid and non-assessable in accordance with the Resolutions. The reference in this opinion to Shares being non-assessable shall mean solely that no further sums of money are required to be paid by the holders of such Shares in connection with the issuance thereof.

5.	Disclosure in offering documents: The statements under the heading “Material Income Tax Considerations” in the prospectus forming part of the Registration Statement, insofar as such statements constitute statements of British Virgin Islands law and only to the extent governed by the laws of the British Virgin Islands, are accurate in all material respects. The statements under the heading “Material Income Tax Considerations — BVI taxation” in the Registration Statement constitute our opinion.

6.	Taxes: No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Offering, the Over-allotment Option and the Resale and the Company will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment it may make under the Offering, the Over-allotment Option and the Resale. Pursuant to section 242(1) of the BCA, notwithstanding any provision of the Income Tax Ordinance of the British Virgin Islands, (a) the Company, (b) all dividends, interest, rents royalties, compensations and other amounts paid by the Company, and (c) capital gains realised with respect to any shares, debt obligations or other securities of the Company, are exempt from all provisions of the Income Tax Ordinance of the British Virgin Islands. Pursuant to section 242(2) of the BCA, no estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of the Company.

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CONSENT

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities the Securities Act of 1933 of the United States of America (as amended) or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Appleby

Appleby

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Schedule 1

Part 1

Documents Examined

1.	A scanned copy of the certificate of incorporation of the Company dated 20 September 2023 obtained from the Company Search (Certificate of Incorporation).

2.	Scanned copies of the memorandum of association and articles of association of the Company adopted on 20 September 2023 (together the Constitutional Documents).

3.	A scanned copy of the certificate of good standing issued by the BVI Registrar dated 20 March 2025 in respect of the Company (Certificate of Good Standing).

4.	A scanned copy of the certificate of incumbency dated 20 March 2025 issued by the Company’s registered agent in respect of the Company (Certificate of Incumbency).

5.	Scanned copies of the written resolutions by all of the directors of the Company dated 14 March 2025 together with the written resolutions by all of the shareholders of the Company dated 14 March 2025 (Resolutions).

6.	A scanned copy of the register of members of the Company provided to us on 21 March 2025 (Register of Members).

7.	A scanned copy of the register of directors of the Company provided to us on 21 March 2025 (Register of Directors), (together with item 6 above, the Registers).

8.	A copy of the results of the Litigation Search and the Company Search (as defined in Part 3 of this Schedule).

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Part 2

Searches

1.	The public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands, as revealed by a search conducted on 19 March 2025 (Company Search).

2.	The records of proceedings in the courts of the British Virgin Islands (being the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court of Justice of the Virgin Islands (Civil and Commercial Divisions)) on file and available for inspection in the judicial enforcement management system (electronic register of proceedings) maintained at the High Court of Justice of the Virgin Islands, as revealed by a search conducted on 19 March 2025 in respect of the Company from the date of the Company’s incorporation (Litigation Search).

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Schedule 2

Assumptions

We have assumed:

1.	that

(a)	the originals of all documents examined in connection with this opinion are authentic, accurate and complete; and

(b)	the authenticity, accuracy, completeness and conformity to original documents of all documents submitted to us as copies;

2.	that there has been no change to the information contained in the Certificate of Incorporation, the Constitutional Documents, the Certificate of Incumbency, or the Registers;

3.	that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all such documents are the signatures of the persons authorised to execute such documents;

4.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original documents have been duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5.	the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of the British Virgin Islands and those matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

6.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Litigation Search and Company Search is accurate and complete in all respects and such information has not been materially altered since the date of the Litigation Search and Company Search;

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7.	that the Company is not a land owning company for the purposes of section 242 of the BCA, meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands;

8.	that the Company does not carry on any activities which would require it to be licensed under any of the British Virgin Islands financial services legislation in force from time to time;

9.	that

(i)	any meetings at which the Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout and any Resolutions passed in writing were adopted in accordance with the law and the Constitutional Documents;

(ii)	all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents;

(iii)	the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and

(iv)	the directors of the Company have concluded that the transactions approved by the Resolutions are bona fide in the best interests of the Company and for a proper purpose of the Company;

10.	that

(i)	the Certificate of Incumbency and the Register of Directors accurately reflects the names of all directors of the Company; and

(ii)	the Certificate of Incumbency and the Register of Members accurately reflects the names of all members of the Company,

as at the dates the Resolutions were passed or adopted, and as at the date hereof; and

11.	that no resolution to voluntarily wind up the Company has been adopted by its members and no event of a type which is specified in the Constitutional Documents as giving rise to the winding up of the Company (if any) has in fact occurred.

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Schedule 3

Reservations

Our opinion is subject to the following:

Good standing: The term good standing as used in this opinion means solely that the Company has received a Certificate of Good Standing from the BVI Registrar because it has paid its annual licence fees to the BVI Registrar. Failure to pay its annual licence fees would make the Company not in good standing and liable to be struck off the Register of Companies and cease to exist under the laws of the British Virgin Islands if these fees and any penalties are not paid before the BVI Registrar publishes a notice of striking off in the British Virgin Islands Gazette.

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